Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-192894) pertaining to the 2014 Long-Term Incentive Plan of Rice Energy Inc. of our report dated April 19, 2013 (except for Note 3 as to which the date is December 9, 2013), with respect to the financial statements of Alpha Shale Resources LP included in the Registration Statement (Form S-1 No. 333-192894) and related Prospectus of Rice Energy Inc., filed with the Securities and Exchange Commission.

Pittsburgh, Pennsylvania

January 24, 2014